Exhibit 10.36

SIXTH AMENDMENT

TO FACILITIES

LEASE

This Sixth Amendment to Facilities Lease (“Fourth Amendment”) is effective as of July 31, 2022 and is made by and between CEDARS-SINAI MEDICAL CENTER, a California nonprofit public benefit corporation (“Landlord”) and CAPRICOR, INC., a Delaware corporation (“Tenant”), with reference to the facts and circumstances set forth below.

A.Landlord and Tenant executed that certain Facilities Lease dated June 1, 2014 (the “Lease”), for the Premises described therein. Capitalized words and phrases contained in this Amendment shall have the same meanings ascribed to them in the Lease or in subsequent amendments, as noted.

B.Landlord and Tenant executed a First Amendment to the Lease dated August 1, 2017, a Second Amendment to the Lease dated September 7, 2018; a Third Amendment to the Lease dated March 1, 2019; a Fourth Amendment to the Lease dated August 18, 2020; and, a Fifth Amendment to the Lease dated September 22, 2021.

C.Pursuant to the Fourth Amendment to the Lease, Tenant was granted an option to extend the Term of the Lease until to and including July 31, 2022 for the Davis Building Premises (defined in that Fourth Amendment to the Lease). Tenant exercised this option to extend.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease in the following manner:

1.	TERM. Article III of the Lease is hereby modified to include the following:

(a)Tenant is hereby granted and shall have, if Tenant is not then in default under the Lease, an option to extend the Term of the Lease for the Davis Building Premises for an additional twenty-four (24) month period to and including July 31, 2024 on the same terms, covenants, and conditions contained in this Lease.

2.	RENT.

In the event the option described in Section 1(a) is exercised by Tenant, the following shall apply for such extended Term:

(a)	Article IV of the Lease will be modified to include the following:

“Commencing August 1, 2022 and continuing through the end of the Term of the Lease, the Tenant’s Total Monthly Payment shall be $10,706.50”.

(b)Any and all references to Total Monthly Payment in the Lease shall be amended to refer to this amount of $10,706.50 for the extended term.

3.	REAFFIRMATION. As modified hereby, the Lease is reaffirmed and ratified by the parties in its entirety.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date set forth above.

Cedars-Sinai Medical Center		Capricor, Inc.
By:	/s/ Nicole A. Leonard, JD, MBA	By:	/s/ AJ Bergmann
Name:	Nicole A. Leonard, JD, MBA	Name:	AJ Bergmann
Title:	Vice President, Research	Title:	Chief Financial Officer